Exhibit 23
Consent of Dixon Hughes PLLC
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Form S-8 Registration Statements No. 333-137440, 333-137442 and 333-137444 of TSB Financial Corporation of our report dated March 20, 2007 with respect to the consolidated financial statements of TSB Financial Corporation and subsidiary, which appears in this Annual Report on Form 10-KSB of TSB Financial Corporation for the year ended December 31, 2006.
/s/ Dixon Hughes, PLLC
Charlotte, North Carolina
March 23, 2007